SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) January 22, 2013

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced fourth quarter and full year 2012 results through December 31, 2012.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

--------

Exhibit 99.1

Press release dated January 22, 2013, announcing the fourth quarter and full year 2012 results through December 31, 2012.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Executive Vice President

& CFO

Date: January 22, 2013

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE FOURTH QUARTER AND FULL YEAR OF 2012

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported fourth quarter 2012 net income available to common shareholders of $683,000 or $0.04 per diluted common share.  This represented a 42.9% decrease in earnings per share from the fourth quarter of 2011 where net income available to common shareholders totaled $1,505,000 or $0.07 per diluted common share.  For the year ended December 31, 2012, the Company reported net income available to common shareholders of $4,211,000 or $0.21 per diluted share.  This represented a 12.5% decline in earnings per share from the full year 2011 where net income available to common shareholders totaled $5,153,000 or $0.24 per diluted share.  The largest factor causing the reduction in net income for both the fourth quarter and full year of 2012 was the provision for loan losses.  The Company recorded a $550,000 loan loss provision in the fourth quarter of 2012 compared to a negative loan loss provision of $1,250,000 in the fourth quarter of 2011.  For the full year 2012, the Company recorded a negative provision of $775,000 but this was at a lesser level than the $3,575,000 negative provision for the 2011 year.  The following table highlights the Company’s financial performance for both the quarters and years ended December 31, 2012 and 2011:

	Fourth Quarter 2012	Fourth Quarter 2011	Year Ended December 31, 2012	Year Ended December 31, 2011

Net income	$735,000	$1,770,000	$5,039,000	$6,537,000
Net income available to common shareholders	$683,000	$1,505,000	$4,211,000	$5,153,000
Diluted earnings per share	$ 0.04	$ 0.07	$ 0.21	$0.24

Glenn L. Wilson, President and Chief Executive Officer, commented on the 2012 financial results: “AmeriServ Financial was able to accomplish several important strategic initiatives during 2012.  We have now reported seven consecutive quarters of loan growth which has caused our total loan portfolio to increase by $61 million or 9.1% for the full year 2012.  Our new loan production offices contributed to this growth in loan categories that qualify for the Small Business Lending Fund (SBLF) and as a result we will continue to pay the lowest preferred share dividend rate available under the program.  I was also pleased with our strong growth in non-interest revenue in 2012 which reflected a record year in residential mortgage related revenues and a second consecutive year of double digit growth in the net income contribution from our wealth management businesses.  Finally, we are well positioned for further growth in 2013 which will be supported by our strong and conservative balance sheet.  We ended 2012 with our allowance for loan losses providing 210% coverage of non-performing loans and a tier one capital to average assets ratio of 11.44%.”

The Company’s net interest income has been relatively stable this year as it decreased by $31,000 or 0.4% in the fourth quarter of 2012 from the prior year’s fourth quarter and for the full year 2012 decreased by only $80,000 or 0.2% when compared to the full year 2011.  The Company’s full year 2012 net interest margin of 3.65% was seven basis points lower than the net interest margin of 3.72% for the 2011 year.  The decreased net interest margin reflects the challenges of a flatter yield curve which has pressured interest revenue in 2012 and demonstrates the impact of Federal Reserve low interest rate policies.  The Company has been able to overcome this net interest margin pressure and keep net interest income relatively constant by reducing its cost of funds and growing its earning assets, particularly loans.  Specifically, total loans outstanding have increased for seven consecutive quarters and now are $61 million or 9.1% higher than they were at December 31, 2011.  This loan growth reflects the successful results of the Company’s more intensive sales calling efforts with an emphasis on generating commercial loans and owner occupied commercial real estate loans which qualify as Small Business Lending Fund loans, particularly through its new loan production offices.  Despite this growth in loans, total interest revenue dropped by $2,047,000 between years and reflects the lower interest rate environment and flatter yield curve.  Interest revenue has also been negatively impacted by increased premium amortization on mortgage backed securities due to faster mortgage prepayment speeds.  However, careful management of funding costs has allowed the Company to mitigate a significant portion of this drop in interest revenue during the past year.  Specifically, total interest expense for the full year of 2012 declined by $1,967,000 from the 2011 year due to the Company’s proactive efforts to reduce deposit and borrowing costs.  Even with this reduction in deposit costs, the Company still experienced solid growth in deposits which increased by $19 million or 2.4% over the past year.  The Company continues to maintain strong liquidity as evidenced by a loan to deposit ratio of 87.6% at December 31, 2012.

The Company recorded a $550,000 provision for loan losses in the fourth quarter of 2012 compared to a $1,250,000 negative provision recorded in the fourth quarter of 2011.  The $550,000 provision was needed to address a $1.9 million increase in non-performing assets that occurred during the fourth quarter of 2012.  This increase largely relates to one problem commercial real estate loan which had been on our watch list and reflects the Company’s consistent practice of quickly identifying and managing problem credits in order to minimize losses during the workout process.  Even with this uptick, non-performing assets are still at a very manageable level at December 31, 2012, as they now total $7.2 million or 0.99% of total loans.  For the full year 2012, the Company was able to reverse a portion of the allowance for loan losses into earnings while still maintaining strong coverage ratios.  For the 2012 year, the negative loan loss provision amounted to $775,000 compared to a $3,575,000 negative provision for the 2011 year.  Consequently, there has been $2.8 million less earnings benefit from negative loan loss provisions in 2012.  The Company continued to realize overall low levels of net charge-offs during 2012, despite an increase in the fourth quarter.  Specifically, net charge-offs for the 2012 year totaled $1.3 million or 0.19% of total loans which represents a decrease from the 2011 year when net charge-offs totaled $1.6 million or 0.24% of total loans.  Criticized and classified loans also dropped by $4.2 million or 8.5% during the past 12 months.  When determining the provision for loan losses, the Company considers a number of factors some of which include periodic credit reviews, non-performing asset, loan delinquency and charge-off trends, concentrations of credit, loan volume trends and broader local and national economic trends.  In summary, the allowance for loan losses provided 210% coverage of non-performing loans, and was 1.72% of total loans, at December 31, 2012, compared to 288% of non-performing loans, and 2.18% of total loans, at December 31, 2011.

The Company’s strong growth in non-interest income has also been a financial performance highlight in 2012.  Total non-interest income in the fourth quarter of 2012 increased by $401,000 or 11.5% from the prior year’s fourth quarter and for the full year 2012 increased by $1.4 million or 10.1% when compared to the 2011 year.  The 2012 non-interest income increase was driven by increased revenue from residential mortgage banking activities and our Trust Company’s wealth management businesses.  Specifically, gains realized on residential mortgage loan sales into the secondary market increased by $134,000 for the fourth quarter and by $320,000 or 39.4% for the full year due to increased mortgage loan production in 2012.  The higher residential mortgage loan production reflected both increased purchase and refinance activity.  Trust fees also increased by $239,000 for the fourth quarter and by $354,000 for the full year as our wealth management businesses benefited from the implementation of new fee schedules and improved asset values under management in 2012.  Higher fees related to residential mortgage banking activities along with increased revenue from financial services (annuity and mutual funds sales) were the key factors responsible for the $34,000 quarterly increase and $411,000 full year increase in other income in 2012.  Finally, the Company realized a modest $12,000 investment security gain in 2012 compared to a $358,000 investment security loss in the first quarter of 2011 that resulted from a portfolio repositioning strategy.

Total non-interest expense in the fourth quarter of 2012 increased by only $14,000 from the prior year’s fourth quarter and for the full year 2012 increased by $604,000 or 1.5% when compared to the 2011 year.  Salaries and employee benefits increased by $490,000 for the fourth quarter and $1.8 million or 8.0% for the 2012 year due to higher salaries expense, incentive compensation, and pension expense.  The 2012 personnel expenses also reflect the staffing costs associated with new loan production offices in Altoona, Harrisburg and Hagerstown, Maryland.  These negative items were partially offset by a $60,000 reduction in FDIC deposit insurance expense for the fourth quarter of 2012 and an $897,000 reduction for the full year. This reduction resulted from a change in the calculation methodology which took effect in the second half of 2011 and the Company’s improved risk profile.  Additionally, the Company incurred a $240,000 prepayment penalty on the early retirement of $5.7 million of FHLB term advances in the fourth quarter of 2011.  There was no such prepayment charge in 2012.  Finally, the Company recorded an income tax expense for the full year of 2012 of $2.2 million which was lower than the 2011 full year tax expense of $2.9 million due to reduced pre-tax earnings in 2012.  The 2012 effective tax rate of 30.8% was comparable with the 2011 effective tax rate of 30.4%.

ASRV had total assets of $1.0 billion and shareholders’ equity of $110 million or a book value of $4.67 per common share and a tangible book value of $4.01 per common share at December 31, 2012. During the full year 2012, the Company repurchased 1,758,000 shares or 8.4% of its outstanding common stock at an average price of $2.51 in conjunction with the terms of its recently completed common stock repurchase program.  This was a key factor contributing to a 6.6% growth in tangible book value per share since the end of 2011.  The Company continued to maintain strong capital ratios that considerably exceed the regulatory defined well capitalized status with a risk based capital ratio of 15.92%, an asset leverage ratio of 11.44% and a tangible common equity to tangible assets ratio of 7.74% at December 31, 2012.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

Nasdaq: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

December 31, 2012

(In thousands, except per share and ratio data)

(Unaudited)

2012

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,565	$1,432	$1,307	$735	$5,039
Net income available to common shareholders	1,302	1,170	1,056	683	4,211

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.65%	0.59%	0.52%	0.29%	0.51%
Return on average equity	5.60	5.19	4.66	2.60	4.51
Net interest margin	3.70	3.59	3.59	3.55	3.65
Net charge-offs (recoveries) as a percentage of average loans	0.13	(0.02)	0.16	0.45	0.19
Loan loss provision (credit) as a percentage of average loans	(0.38)	(0.30)	(0.11)	0.30	(0.11)
Efficiency ratio	86.17	86.34	85.50	86.61	86.16

PER COMMON SHARE:
Net income:
Basic	$0.06	$0.06	$0.05	$0.04	$0.21
Average number of common shares outstanding	20,679	19,584	19,275	19,209	19,685
Diluted	0.06	0.06	0.05	0.04	0.21
Average number of common shares outstanding	20,722	19,652	19,351	19,289	19,747

2011

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,263	$1,938	$1,566	$1,770	$6,537
Net income available to common shareholders	973	1,648	1,027	1,505	5,153

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.54%	0.81%	0.64%	0.72%	0.68%
Return on average equity	4.77	7.11	5.52	6.19	5.90
Net interest margin	3.70	3.71	3.68	3.64	3.72
Net charge-offs as a percentage of average loans	0.70	(0.07)	0.20	0.12	0.24
Loan loss provision (credit) as a percentage of average loans	(0.37)	(0.72)	(0.33)	(0.73)	(0.54)
Efficiency ratio	89.53	85.53	84.83	89.26	87.26

PER COMMON SHARE:
Net income:
Basic	$0.05	$0.08	$0.05	$0.07	$0.24
Average number of common shares outstanding	21,208	21,208	21,208	21,114	21,184
Diluted	0.05	0.08	0.05	0.07	0.24
Average number of common shares outstanding	21,230	21,236	21,227	21,128	21,205

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(Unaudited)

2012

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$967,401	$997,102	$1,002,281	$1,005,828
Short-term investments/overnight funds	7,398	14,158	14,210	9,012
Investment securities	190,089	191,791	181,319	165,261
Loans and loans held for sale	671,328	690,815	706,624	731,741
Allowance for loan losses	13,778	13,317	12,829	12,571
Goodwill	12,613	12,613	12,613	12,613
Deposits	820,105	854,017	850,125	835,734
FHLB borrowings	6,390	3,000	12,000	28,660
Shareholders’ equity	112,270	110,810	112,311	110,468
Non-performing assets	4,801	5,077	5,372	7,224
Asset leverage ratio	11.83%	11.60%	11.45%	11.44%
Tangible common equity ratio	8.24	7.84	7.95	7.74
PER COMMON SHARE:
Book value (A)	$4.46	$4.66	$4.74	$4.67
Tangible book value	3.84	4.00	4.09	4.01
Market value	2.74	2.82	2.97	3.01
Trust assets – fair market value (B)	$1,469,789	$1,447,877	$1,511,012	$1,512,387

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	353	353	355	350
Branch locations	18	18	18	18
Common shares outstanding	20,465,521	19,284,521	19,255,221	19,164,721

2011

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$961,067	$954,893	$973,439	$979,076
Short-term investments/overnight funds	26,769	4,338	17,941	7,845
Investment securities	195,272	198,770	195,784	195,203
Loans and loans held for sale	644,836	656,838	667,409	670,847
Allowance for loan losses	18,025	16,958	16,069	14,623
Goodwill and core deposit intangibles	12,613	12,613	12,613	12,613
Deposits	816,528	810,082	827,358	816,420
FHLB borrowings	9,736	9,722	9,707	21,765
Shareholders’ equity	108,170	111,410	114,164	112,352
Non-performing assets	9,328	7,433	5,344	5,199
Asset leverage ratio	11.40%	11.60%	11.70%	11.66%
Tangible common equity ratio	7.89	8.29	8.38	8.15
PER COMMON SHARE:
Book value (A)	$4.12	$4.28	$4.39	$4.37
Tangible book value	3.53	3.68	3.80	3.76
Market value	2.37	1.95	1.90	1.95
Trust assets – fair market value (B)	$1,410,755	$1,390,534	$1,313,440	$1,382,745

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	351	352	342	347
Branch locations	18	18	18	18
Common shares outstanding	21,207,670	21,208,421	21,208,421	20,921,021

NOTES:

(A)

Preferred stock of $21 million received through the Small Business Lending Fund is excluded from the book value per common share and tangible book value per common share calculations.

        (B) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Unaudited)

2012

	1QTR	2QTR	3QTR	4QTR	YEAR
INTEREST INCOME					TO DATE
Interest and fees on loans	$8,729	$8,552	$8,807	$8,727	$34,815
Total investment portfolio	1,395	1,333	1,223	1,151	5,102
Total Interest Income	10,124	9,885	10,030	9,878	39,917

INTEREST EXPENSE
Deposits	1,762	1,668	1,587	1,485	6,502
All borrowings	304	296	301	311	1,212
Total Interest Expense	2,066	1,964	1,888	1,796	7,714

NET INTEREST INCOME	8,058	7,921	8,142	8,082	32,203
Provision (credit) for loan losses	(625)	(500)	(200)	550	(775)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,683	8,421	8,342	7,532	32,978

NON-INTEREST INCOME
Trust fees	1,697	1,628	1,533	1,669	6,527
Investment advisory fees	193	177	182	189	741
Net realized gains on investment securities	-	12	-	-	12
Net realized gains on loans held for sale	276	251	262	343	1,132
Service charges on deposit accounts	535	517	567	576	2,195
Bank owned life insurance	215	212	217	219	863
Other income	758	936	888	891	3,473
Total Non-interest Income	3,674	3,733	3,649	3,887	14,943

NON-INTEREST EXPENSE
Salaries and employee benefits	5,986	5,976	6,132	6,330	24,424
Net occupancy expense	729	702	698	671	2,800
Equipment expense	451	473	395	445	1,764
Professional fees	923	937	977	1,033	3,870
FDIC deposit insurance expense	129	114	104	94	441
Other expenses	1,896	1,865	1,781	1,800	7,342
Total Non-interest Expense	10,114	10,067	10,087	10,373	40,641

PRETAX INCOME	2,243	2,087	1,904	1,046	7,280
Income tax expense	678	655	597	311	2,241
NET INCOME	1,565	1,432	1,307	735	5,039
Preferred stock dividends	263	262	251	52	828
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,302	$1,170	$1,056	$683	$4,211

2011

	1QTR	2QTR	3QTR	4QTR	YEAR
INTEREST INCOME					TO DATE
Interest and fees on loans	$9,083	$8,804	$8,888	$8,924	$35,699
Total investment portfolio	1,513	1,726	1,604	1,422	6,265
Total Interest Income	10,596	10,530	10,492	10,346	41,964

INTEREST EXPENSE
Deposits	2,294	2,106	2,038	1,897	8,335
All borrowings	336	338	336	336	1,346
Total Interest Expense	2,630	2,444	2,374	2,233	9,681

NET INTEREST INCOME	7,966	8,086	8,118	8,113	32,283
Provision (credit) for loan losses	(600)	(1,175)	(550)	(1,250)	(3,575)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,566	9,261	8,668	9,363	35,858

NON-INTEREST INCOME
Trust fees	1,556	1,617	1,570	1,430	6,173
Investment advisory fees	198	198	172	186	754
Net realized losses on investment securities	(358)	-	-	-	(358)
Net realized gains on loans held for sale	262	155	186	209	812
Service charges on deposit accounts	472	549	640	580	2,241
Bank owned life insurance	216	218	227	224	885
Other income	759	717	729	857	3,062
Total Non-interest Income	3,105	3,454	3,524	3,486	13,569

NON-INTEREST EXPENSE
Salaries and employee benefits	5,500	5,574	5,702	5,840	22,616
Net occupancy expense	757	742	680	721	2,900
Equipment expense	429	411	435	411	1,686
Professional fees	980	911	983	1,001	3,875
FDIC deposit insurance expense	462	460	262	154	1,338
				240	240
Other expenses	1,791	1,779	1,820	1,992	7,382
Total Non-interest Expense	9,919	9,877	9,882	10,359	40,037

PRETAX INCOME	1,752	2,838	2,310	2,490	9,390
Income tax expense	489	900	744	720	2,853
NET INCOME	1,263	1,938	1,566	1,770	6,537
Preferred stock dividends and accretion of preferred stock	290	290	539	265	1,384
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$973	$1,648	$1,027	$1,505	$5,153

AMERISERV FINANCIAL, INC.

Nasdaq: ASRV

Average Balance Sheet Data (In thousands)

(Unaudited)

2012

2011

		TWELVE		TWELVE
	4QTR	MONTHS	4QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$717,959	$688,736	$675,657	$662,746
Deposits with banks	5,064	10,634	9,961	6,853
Short-term investment in money market funds	4,716	1,889	2,355	2,224
Federal funds sold	-	-	-	5,838
Total investment securities	175,114	186,775	195,925	197,916
Total interest earning assets	902,853	888,034	883,898	875,577

Non-interest earning assets:
Cash and due from banks	18,219	17,136	16,779	15,893
Premises and equipment	11,446	11,055	10,539	10,513
Other assets	81,804	81,796	79,201	79,293
Allowance for loan losses	(12,511)	(13,500)	(16,155)	(17,771)

Total assets	$1,001,811	$984,521	$974,262	$963,505

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$64,131	$60,810	$59,707	$57,784
Savings	84,995	85,112	82,238	81,490
Money market	221,732	211,744	202,220	193,536
Other time	320,007	327,557	337,730	348,915
Total interest bearing deposits	690,865	685,223	681,895	681,725
Borrowings:
Federal funds purchased and other short-term borrowings	7,005	5,342	3,343	1,216
Advances from Federal Home Loan Bank	11,478	5,661	9,888	9,769
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Total interest bearing liabilities	722,433	709,311	708,211	705,795

Non-interest bearing liabilities:
Demand deposits	152,861	147,887	140,797	135,298
Other liabilities	14,156	15,517	11,721	11,699
Shareholders’ equity	112,361	111,806	113,533	110,713
Total liabilities and shareholders’ equity	$1,001,811	$984,521	$974,262	$963,505